EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Convera Corporation for the registration of 4,714,111 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2003, with respect to the consolidated financial statements of Convera Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2003, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & Young LLP



McLean, Virginia
December 16, 2003